UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2009

K's MEDIA

(Exact name of registrant as specified in its charter)

Nevada	000-52760	75-3263792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8/F GongJieDaSha, Ji 2, GongTi Road East
ChaoYang District, Beijing, China	100027
(Address of Principal Executive Offices)	(Zip Code)

86-10-5921-2230

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On February 18, 2009, K's Media (the "Company") filed a Current Report on Form 8-K (the "Original 8-K") to report the dismissal of Sherb & Co., LLP as the Company's independent registered public accounting firm and the retention in its place of Goldman Parks Kurland Mohidin LLP.  On February 23, 2009, the Company filed Amendment No. 1 to Current Report on Form 8-K/A to furnish a copy of the letter (the "Original Sherb Letter") from Sherb & Co., LLP, dated February 20, 2009 and addressed to the Securities and Exchange Commission (the "SEC'), stating whether it agrees with the disclosure in the Company's Original 8-K.

The Original Sherb Letter stated that Sherb & Co., LLP was in agreement with the statements contained in the Original 8-K under the heading entitled "Dismissal of Sherb & Company, LLP as Certifying Accountant," although no such heading appeared in the Original 8-K. Sherb & Co., LLP has furnished the Company with a revised letter to the SEC (the "Revised Sherb Letter"), dated February 20, 2009, removing the reference to the heading entitled "Dismissal of Sherb & Company, LLP as Certifying Accountant'" and clarifying whether it agrees with the disclosure in the Company's Original 8-K. The Company files this Amendment No. 2 to Current Report on Form 8-K/A to furnish a copy of the Revised Sherb Letter.

Item 4.01                                Changes in Registrant's Certifying Accountant.

Attached as Exhibit 16.1 is a letter from Sherb & Co., LLP, dated February 20, 2009, addressed to the SEC, stating whether it agrees with the disclosure in the Company's Current Report on Form 8-K filed with the SEC on February 18, 2009.  The Company received this letter on March 19, 2009.

Item 9.01                      Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit #	Description
16.1	Letter from Sherb & Co., LLP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K'S MEDIA

Date: March 24, 2009	By:	/s/ Jake Wei
Jake Wei
Chief Financial Officer